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                                                                     EXHIBIT 4.0

                             CERTIFICATE OF MERGER

                                    MERGING

                             LEE VIDEO CITY, INC.
                          (a California corporation)

                                      INTO

                        PRISM ENTERTAINMENT CORPORATION
                            (a Delaware corporation)


                         Pursuant to Section 252 of the
                        Delaware General Corporation Law


          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST:  That the name and state of incorporation of each of the
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constituent corporations in the merger is as follows:

                                         State of
     Name                                Incorporation
     ----                                -------------

     Lee Video City, Inc.                California

     Prism Entertainment Corporation     Delaware

          SECOND:  That an Agreement and Plan of Reorganization and Merger
          ------
between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the laws under which each constituent corporation was formed.

          THIRD:  That Prism Entertainment Corporation, a Delaware corporation,
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shall be the surviving corporation.

          FOURTH:  That the Restated Certificate of Incorporation of Prism
          ------
Entertainment Corporation, a Delaware corporation, is hereby amended as follows:

          A.  Paragraph 1 is amended in full to read as follows:
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          "The name of this corporation is Video City, Inc."; and

          B.  A new Paragraph 8 is added as follows:

          "8. This corporation is prohibited from issuing nonvoting securities."

          FIFTH:  That the executed Agreement and Plan of Reorganization and
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Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1888 Century Park East, Suite 350, Los Angeles, California 90067.

          SIXTH:  That a copy of the Agreement and Plan of Reorganization and
          -----
Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH:  That Lee Video City, Inc., a California corporation, is
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authorized to issue only one class of shares of capital stock; and the total number of shares which Lee Video City, Inc., a California corporation, is authorized to issue is twenty million (20,000,000).

          IN WITNESS WHEREOF, Prism Entertainment Corporation, a Delaware corporation, has caused this Certificate of Merger to be executed by its duly authorized officer this 27th day of December, 1996.


                                      PRISM ENTERTAINMENT CORPORATION,
                                      a Delaware corporation



                                      By: /s/ Barry Collier
                                         --------------------------------------
                                         Barry Collier, President


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